THE ADVISORS' INNER CIRCLE FUND II
                             HENNION AND WALSH FUNDS

                                   SCHEDULE D
                             DATED FEBRUARY 22, 2007
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                          AS AMENDED NOVEMBER 16, 2004

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.


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PORTFOLIO                                                               CLASS OF SHARES                 FEES
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SmartGrowth ETF Lipper(R)Optimal Conservative Index Fund                 Class A Shares                  0.25%
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SmartGrowth ETF Lipper(R)Optimal Moderate Index Fund                     Class A Shares                  0.25%
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SmartGrowth ETF Lipper(R)Optimal Growth Index Fund                       Class A Shares                  0.25%
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